                                                                     EXHIBIT 4.8

                            ISSUER PLEDGE AGREEMENT


          This ISSUER PLEDGE AGREEMENT, dated as of August 20, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement") is made by Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Pledgor") in favor of IBJ Schroder Bank & Trust Company, a New York banking corporation, having an office at One State Street, New York, New York 10004, as trustee (in such capacity and together with any successors in such capacity, the "Trustee") pursuant to the Indenture referred to below.

                               R E C I T A L S :

          A. The Pledgor, Isle of Capri Black Hawk Capital Corp. ("Capital Corp" and, together with the Pledgor, the "Issuers") and the Trustee are, contemporaneously with the execution and delivery of this Agreement, entering into a certain Indenture dated as of August 20, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Issuers are issuing their 13% First Mortgage Notes due 2004 With Contingent Interest (such notes, together with any notes issued in replacement thereof or in exchange therefor, the "Securities"), in the aggregate principal amount of $75,000,000.

          B. The Pledgor is the legal and beneficial owner of (i) all shares described in Part I of Schedule 1 hereto and issued by the corporations named therein (the "Pledged Shares") and (ii) the indebtedness described in Part II of said Schedule 1 and issued by the obligors named therein (the "Pledged Debt"), in each case to the extent attributed on such Schedule to the ownership of the Pledgor.

          C. It is a condition precedent to the purchase of the Securities that the Pledgor shall have executed and delivered this Agreement to the Trustee for the benefit of the Trustee and the ratable benefit of the holders from time to time of the Securities (the "Holders," and, together with the Trustee, the "Secured Parties") to secure the payment and performance of the Obligations (as hereinafter defined).

                              A G R E E M E N T :

          NOW, THEREFORE, in consideration of the premises and in order to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Securities and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees, for the benefit of the Trustee and for the ratable benefit of the Holders as follows:

          SECTION 1.  Definitions.
                      -----------

          (a) Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Indenture. Unless the context indicates otherwise or the terms are otherwise defined herein or in the Indenture, definitions in the Uniform Commercial Code as in effect in the State of New York (the "UCC") apply to words and phrases in this Agreement. The term "Pledgor," as used with respect to any Person, includes, without limitation, such Person, such Person's heirs, successors and assigns, such Person as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian or similar party appointed for such Person or all or substantially all of its assets under any law.

          (b) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Annex references are to this Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.  Pledge.  The Pledgor hereby grants, pledges, assigns and
                      ------
transfers to the Trustee, for the Trustee's individual benefit and the ratable benefit of the Holders, as security for the prompt and complete payment and performance when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of all the Obligations, a continuing first priority security interest in and lien on all of the right, title and interest of the Pledgor in, to and under the following shares, indebtedness and other personal property, in each case wherever located, whether now owned or at any time hereafter acquired by the Pledgor, whether now existing or hereafter coming into existence, or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

          (a) the Pledged Shares, all options, warrants or other rights for the purchase of any capital stock of any issuer of Pledged Shares now owned or hereafter acquired by or held in the name of the Pledgor, and any and all certificates or instruments now or hereafter evidencing any of the foregoing;

          (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

          (c) all additional shares of stock of any issuer of the Pledged Shares or of any other Subsidiary of the Pledgor from time to time acquired by the Pledgor in any manner (all of which additional shares shall, immediately and automatically upon such acquisition, be Pledged Shares), and any and all certificates or instruments now or hereafter evidencing any of the foregoing;

          (d) all additional indebtedness from time to time owed to the Pledgor and the instruments evidencing such indebtedness (all of which additional indebtedness shall, immediately and automatically upon its creation, be Pledged Debt), and all interest, cash, instruments and other property from time to time received, receivable

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     or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

          (e) all voting rights in respect of the Pledged Shares;

          (f) all dividends, interest, cash, instruments, securities and other rights and property from time to time received, receivable or otherwise distributed in respect of, or issued in exchange for, any or all of the foregoing; and

          (g) all cash and non-cash proceeds of the foregoing;

provided, however, that the foregoing clauses (a) through (f) shall not apply to
--------  -------
the capital stock of any Foreign Subsidiary (as defined below) to the extent (and only to such extent) that the application of such clauses would require the pledge hereunder of more than 65% of each class of the capital stock of any Foreign Subsidiary. For purposes hereof, the term "Foreign Subsidiary" shall mean any "controlled foreign corporation" within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended from time to time (the Code"), as to which the Pledgor is a "United States shareholder" as defined in Section 951(b) of the Code.

          SECTION 3. Obligations. This Agreement secures, and the Collateral is
                     -----------
collateral security for, the payment and performance in full when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of all obligations of every type and nature of the Issuers to the Trustee, any other trustee under any Deed of Trust, or any Holder (including, without limitation, any and all amounts which may at any time be or become due and payable and any and all interest accruing after the maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities, the Guarantees, this Agreement, the other Collateral Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, interest, fees, Liquidated Damages, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee or to the Holders that are required to be paid by the Pledgor pursuant to the terms of the Indenture, the Securities, the Guarantees, this Agreement, any other Collateral Document, or any other document entered into by the Issuers, or either of them, in connection with any of the foregoing) (collectively, the "Obligations").

          SECTION 4.  Maintenance of Perfected Security Interests; Further
                      ----------------------------------------------------
Assurances; Additional Collateral.
---------------------------------

               SECTION 4.1 Perfection Maintenance. The Pledgor agrees that it
                           ----------------------
shall maintain the security interests created by this Agreement as perfected first priority

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security interests and shall defend such security interests against the claims and demands of all persons whomsoever.

               SECTION 4.2 Further Assurances. The Pledgor agrees that at any
                           ------------------
time and from time to time, at the sole cost and expense of the Pledgor, the Pledgor shall promptly, and in any event, in no less than five days, execute, deliver and, where applicable, file all further instruments and documents, including, without limitation, blank stock powers and similar documents and all financing, continuation or amendment statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the security interests created hereby, and take all further action that may be necessary or that the Trustee may reasonably request, for the purpose of obtaining, maintaining or preserving the full benefits of this Agreement and of the rights and powers herein granted or for the purpose of creating, preserving, perfecting or otherwise protecting the liens and security interests created or purported to be created hereby and the priority thereof. Without limiting the Pledgor's obligation to make such filings, the Pledgor hereby authorizes the Trustee (subject to the following sentence) to take all action (including, without limitation, the filing of any Uniform Commercial Code financing statements or continuation statements or amendments thereto without the signature of the Pledgor as set forth in Section 12.5 hereof) which the Trustee may deem necessary or desirable to perfect or otherwise protect the liens and security interests created or purported to be created hereunder and to obtain the benefits of this Agreement. Subject to the Trustee's obligations under the Indenture during the continuance of an Event of Default, the Trustee shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under this Agreement or for filing, refiling, recording or rerecording any document, financing statement, notice or instrument in any public office at any time or times and shall not be responsible for the payment of any taxes with respect to any property subject to this Agreement.

               SECTION 4.3 Additional Collateral. Upon acquisition by the
                           ---------------------
Pledgor of any additional Pledged Shares or any additional Pledged Debt, the Pledgor shall be deemed to grant hereunder, and shall cause to be granted, Liens thereon and security interests therein to the Trustee, as security for the Obligations. The Pledgor agrees to take, and to cause to be taken, at its own cost and expense, such actions as the Trustee shall reasonably deem necessary or appropriate to create, evidence and perfect such Liens and assure the first priority of such Liens.

          SECTION 5. Representations, Warranties and Covenants. The Pledgor
                     -----------------------------------------
hereby represents and warrants to, and covenants and agrees with, the Trustee (for the benefit of the Trustee and the ratable benefit of the Holders) as follows:

               SECTION 5.1 Title; No Other Liens. The Pledgor is as of the date
                           ---------------------
hereof, and, as to Collateral acquired by it from time to time after the date hereof, the Pledgor will be, the owner of each item of Collateral free and clear from any and all Liens, claims or other right, title or interest of any person other than Permitted Liens. With the exception of equity interests in Capital Corp., Schedule 1 is a complete and correct description of all equity interests owned by the Pledgor as of the date hereof, including the number and class thereof and the certificate number evidencing the same. The Pledged Shares pledged hereunder are duly authorized, validly issued, fully paid, and non-assessable and were not issued in violation of the rights of any Person. No unpaid capital call or dispute exists with respect to any of the Collateral. None of the Collateral is subject to any buy-sell, voting trust, transfer restriction, preferential right to purchase or similar agreement or any option, warrant, put or call or similar agreement. The delivery at any time by the Pledgor to the Trustee of Collateral shall constitute a representation and warranty by the Pledgor under this Agreement that, with respect to such Collateral, the Pledgor is the sole legal and beneficial owner of such Collateral, and that the matters set forth in this Section 5.1 are true and correct with respect to such newly-delivered Collateral. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except, (i) financing statements related to Permitted Liens and
(ii) financing statements which have been filed in favor of the Secured Parties pursuant to this Agreement.

               SECTION 5.2  Perfected First Priority Liens. The security
                            ------------------------------
interests granted pursuant to this Agreement, upon making the filings, registrations, and recordings and taking the actions set forth on Schedule 2,
(a) constitute perfected security interests in the Collateral in favor of the Trustee, as collateral security for the Obligations, and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

               SECTION 5.3  Necessary Filings.  The filings, registrations,
                            -----------------
recordings and other actions described on Schedule 2 hereto constitute the only filings, registrations and recordings or deliveries necessary or appropriate to create, preserve, protect and perfect the security interests granted by the Pledgor to the Trustee pursuant to this Agreement in respect of the Collateral.

               SECTION 5.4  Other Financing Statements.  The Pledgor shall not
                            --------------------------
execute or authorize or permit to be filed in any public office or elsewhere any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Collateral, except financing statements filed or to be filed in respect of Permitted Liens.

               SECTION 5.5  Chief Executive Office; Location of Collateral and
                            --------------------------------------------------
Records.  The Pledgor's chief executive office is currently located at 711
-------
Washington Loop, Biloxi, Mississippi 39530.

               SECTION 5.6  Changes in Locations, Names, etc.  The Pledgor
                            --------------------------------
represents that it currently uses no business or trade names, except as set forth on Schedule 3 hereto. The Pledgor shall not (a) change the location of its chief executive office from that specified in Section 5.5, (b) change its name, identity or structure, or (c) change the location where it maintains its books and records from that specified in Section 5.5, unless (i) it shall have given the Trustee not less than 45 days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as the Trustee may reasonably request and
(ii) with respect to such new location or name, the Pledgor shall have taken all action which is necessary or appropriate or which is reasonably requested by the Trustee to maintain the perfection and proof of the security interest of the Trustee for the benefit of the Secured

Parties in the Collateral granted or purported to be granted hereby and shall have delivered to the Trustee an Officers' Certificate as to compliance with this clause (ii).

               SECTION 5.7  Delivery of Instruments and Chattel Paper. If any
                            -----------------------------------------
amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, such instrument or chattel paper shall be immediately delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement.

               SECTION 5.8  Information and Inspection. The Pledgor shall (a)
                            --------------------------
allow the Trustee to inspect and copy all records relating to the Collateral and the Obligations; and (b) furnish to the Trustee such information as the Trustee may reasonably request from time to time with respect to the Collateral, any distributions thereon, and any proceeds thereof.

               SECTION 5.9  Authorization, Enforceability.  The Pledgor has the
                            -----------------------------
requisite power, authority and legal right to grant a security interest in all the Collateral of the Pledgor pursuant to this Agreement, and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Pledgor, enforceable against the Pledgor in accordance with its terms.

               SECTION 5.10 No Consents. Except for the filings, registrations
                            -----------
and recordings contemplated in Section 5.3, no consent of any person (including, without limitation, any stockholders or creditors of the Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required
(a) for the grant by the Pledgor of a security interest in the Collateral pursuant to this Agreement, (b) for the perfection or maintenance of such security interest created hereby, including the first priority nature of such security interest, or the exercise of rights and remedies provided for herein,
(c) for the enforceability of such security interest against third parties, including judgment lien creditors, (d) for the authorization, execution, delivery or performance of this Agreement by the Pledgor, or (e) for the exercise by the Trustee of the remedies in respect of the Collateral pursuant to this Agreement.

               SECTION 5.11 Collateral.  All information set forth herein
                            ----------
(including, without limitation, the information set forth in the Schedules annexed hereto) relating to the Collateral is accurate and complete in all material respects.

               SECTION 5.12 Ownership and Control of Collateral.  Except as may
                            -----------------------------------
otherwise be permitted by the Indenture, the Pledgor at all times will be the sole legal and beneficial owner of the Collateral of the Pledgor.

               SECTION 5.13 Records of Collateral; Notation on Books and
                            --------------------------------------------
Records. The Pledgor shall keep full and accurate books and records relating to
-------
the Collateral and shall mark and cause each issuer of Collateral to mark immediately all books and records of issue, registration, and transfer relating to the Collateral as may be necessary or as the Trustee may reasonably require in order to reflect the security interests granted by this Agreement.

               SECTION 5.14 Certain Affirmative Covenants. The Pledgor covenants
                            -----------------------------
and agrees (a) promptly to deliver to the Trustee all instruments, certificates, documents, or agreements evidencing any of the Collateral; (b) promptly to notify the Trustee of any material change in any fact or circumstance warranted or represented by the Pledgor in this Agreement or in any other writings furnished by the Pledgor to the Trustee in connection with the Collateral; (c) promptly to notify the Trustee of any claim, action or proceeding affecting the Pledgor's title to any of the Collateral or the security interest therein granted to the Trustee hereunder, and, at the reasonable request of the Trustee, to appear in and defend, at the Pledgor's expense, any such action or proceeding; and (d) promptly to pay to the Trustee the amount of all court costs and reasonable attorneys' fees incurred by the Trustee hereunder. The Pledgor shall, at its own cost and expense, take any and all actions necessary to defend the creation, perfection and first priority nature of the Lien granted in favor of the Trustee against all other Persons and all claims and demands.

              SECTION 5.15 Certain Negative Covenants. The Pledgor covenants and
                           --------------------------
agrees that it shall not (a) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, or grant any option, warrant, or other rights in the Collateral in favor of any Person other than the Trustee except for carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (b) except as permitted under the Indenture, cause or permit any issuer of Pledged Shares to authorize and issue any additional capital stock, or take any other action that would otherwise dilute any of the Collateral; (c) except as permitted under the Indenture, approve any amendment to the certificate or articles of incorporation or bylaws (or other organizational or governance document) of the Pledgor which amendment could reasonably be expected to have a Material Adverse Effect; (d) except as permitted under the Indenture, permit the merger, consolidation or dissolution of the Pledgor or (e) except as permitted under the Indenture, sell, lease, lend, transfer or otherwise dispose of any Collateral in any manner.

               SECTION 5.16 Right to Distributions. So long as no Event of
                            ----------------------
Default has occurred and is continuing, the Pledgor shall be entitled to receive and retain any cash dividends paid in respect of the Pledged Shares pledged by it hereunder. With respect to any Pledged Shares or other instruments, investment property or securities constituting a part of the Collateral, the Trustee shall have authority if an Event of Default shall have occurred and be continuing, without notice to the Pledgor, either to have the same registered in the Trustee's name or in the name of a nominee, and, with or without such registration, to demand of the Pledgor, and to receive and receipt for, any and all distributions (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. If the Pledgor shall become entitled to receive or shall receive any interest in or certificate representing (including, without limitation, any interest in or certificate representing a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to, any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, the Pledgor agrees to accept the same as the Trustee's agent and to hold the same in trust on behalf of and for the benefit of the Trustee, and to deliver the same immediately to the Trustee in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by the Trustee, subject to the terms hereof, as Collateral. If an Event of Default shall have occurred and be continuing, the Trustee shall be entitled to all distributions and to any sums paid upon or in respect of any Collateral, including, without limitation, upon the liquidation, dissolution or reorganization of the Pledgor, all of which shall be promptly paid to the Trustee to be held by it as additional collateral security for the Obligations and/or applied to the Obligations at the discretion of the Trustee. All distributions paid or distributed in respect of the Collateral which are received by the Pledgor in violation of this Agreement or the Indenture shall, until paid or delivered to the Trustee, be held by the Pledgor in trust as additional Collateral for the Obligations.

               SECTION 5.17 Pledged Debt. The Pledged Debt that (i) has been, to
                            ------------
the best of Pledgor's knowledge, after due inquiry, duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and (ii) is not in default; provided that the Pledged Debt that is intercompany indebtedness has been duly authorized, authenticated or issued and delivered and is a legal, valid and binding obligation of the issuers thereof. The Pledged Debt constitutes all of the outstanding indebtedness owing to the Pledgor and is outstanding in the principal amount indicated on Schedule 1.

               SECTION 6. Reasonable Care. Beyond the duties set forth in
                          ---------------
Section 12.4 and the exercise of reasonable care in custody thereof, the Trustee shall have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of the Trustee, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property, it being understood that the Trustee shall not have responsibility for (i) maintaining, preserving or protecting any of the Collateral, whether or not the Trustee or any other Secured Party has or is deemed to have knowledge of any deterioration, disrepair, neglect or otherwise, or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

               SECTION 7.  Rights and Powers of the Trustee
                           --------------------------------

               SECTION 7.1  Remedies upon Default.  If an Event of Default shall
                            ---------------------
occur, the Trustee may, without liability to the Pledgor and without notice or demand: obtain from any Person information regarding the Pledgor, or any of the Pledgor's businesses; require the Pledgor to give to the Trustee possession or control of any of the Collateral not already in the Trustee's possession and control; endorse as the Pledgor's agent or attorney-in-fact any instruments or documents representing proceeds of the Collateral; unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds, and exercise all other rights which an owner of such Collateral may exercise;

at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; vote any Collateral and exercise any rights with respect thereto; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Collateral, in its own name for the benefit of the Holders, or in the name of the Pledgor, as the Trustee may determine. Neither the Trustee nor the Holders shall be liable for failure to collect any distribution or other proceeds, or for any act or omission on the part of the Trustee, its officers, agents, employees, or other representatives, except gross negligence and willful misconduct. The foregoing rights of the Trustee shall be in addition to, and not a limitation upon, any right of the Trustee given by law, elsewhere in this Agreement, or otherwise.

               SECTION 7.2  Right of the Trustee to Notify the Pledgor. If an
                            ------------------------------------------
Event of Default shall have occurred and be continuing and at such other times as the Trustee is entitled to receive distributions and other property constituting Collateral, the Trustee may notify the Pledgor to make payments of all distributions directly to the Trustee, and the Trustee may take control of all proceeds of any Collateral. Until the Trustee elects to exercise such right, if an Event of Default shall have occurred and be continuing, the Pledgor, as agent of the Trustee, shall collect and segregate all distributions and other amounts paid or distributed with respect to the Collateral.

               SECTION 7.3 Delivery of Receipts to the Trustee. Upon the
                           -----------------------------------
Trustee's demand if an Event of Default shall have occurred and be continuing, the Pledgor shall deposit, upon receipt and in the form received, with any necessary endorsement, all payments received as proceeds of or otherwise in connection with the Collateral, in a special bank account in a bank of the Trustee's choice over which the Trustee alone shall have power of withdrawal. The funds in said account shall secure the Obligations. The Trustee is authorized as, and is hereby appointed, the Pledgor's attorney-in-fact, to make any endorsement of the Collateral in the Pledgor's name and behalf that the Pledgor fails to make. Pending such deposit, the Pledgor shall not commingle any such payments with any of the Pledgor's other funds or property, but shall hold them separate and upon an express trust for the Trustee. If an Event of Default shall have occurred and be continuing, the Trustee may from time to time apply the whole or any part of the funds in the special account against the Obligations.

               SECTION 7.4 Voting Rights. It is expressly understood and agreed
                           -------------
that the Pledgor may exercise all voting rights to the Collateral unless an Event of Default shall exist, at which time such voting rights shall transfer to or be exercised as directed by the Trustee, at its sole discretion; provided,
                                                                    --------
however, that no voting or management rights shall be exercised, vote cast,
-------
consent, waiver, or ratification given, or action taken by the Pledgor which would be inconsistent with or violate any provision of this Agreement or the Indenture.

               SECTION 7.5  Realization upon Collateral.  If an Event of Default
                            ---------------------------
shall have occurred and be continuing, the Trustee, without notice or demand, but subject to any limitations or restrictions imposed by applicable law, may exercise any right of a secured party under the UCC or the Uniform Commercial Code of any applicable jurisdiction, this Agreement, or otherwise and also may
(i) require the Pledgor to, and the Pledgor hereby agrees, to the extent such Collateral is not already in the possession of the Trustee, that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee which is reasonably convenient to both parties or (ii) without notice, except as specified below, sell the Collateral or any portion thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. Unless the Collateral is of a type customarily sold on a recognized market, the Trustee shall give the Pledgor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. The Pledgor agrees that ten (10) days' advance notice thereof shall constitute reasonable notice. The Trustee shall not be obligated to make any sale of Collateral, regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall be entitled to immediate possession of all books and records maintained by the Pledgor with respect to the Collateral, and shall have the authority to enter upon any premises upon which any of the same may be situated and remove the same therefrom without liability. The Trustee shall apply the net proceeds of any action taken by it pursuant to this Agreement, after deducting all reasonable costs and expenses of every kind incurred by the Trustee in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, as provided in Section 8 hereof, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Trustee account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Trustee (or any other trustee under any Deed of Trust) or any Holder arising out of the exercise by them of any rights hereunder.

               SECTION 7.6  Securities and Other Laws; Contractual Restrictions;
                            ----------------------------------------------------
Registration.
------------

               (a) Because of the Securities Act of 1933, as amended (the "Securities Act"), and other laws, including without limitation state "blue sky" laws, or contractual restrictions or agreements imposed by other Persons, there may be legal restrictions or limitations affecting the Trustee in any attempts to dispose of the Collateral and the enforcement of its rights hereunder. For these reasons, the Trustee is hereby authorized by the Pledgor, but not obligated, if an Event of Default shall have occurred and be continuing, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or the rules and regulations promulgated thereunder, or any other law. The Trustee is also hereby authorized by the Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as the Trustee may deem required or appropriate under the Securities Act or other securities laws or other laws or contractual restrictions or agreements in the event of a sale or disposition of any Collateral. The Pledgor clearly understands that the Trustee may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if the Collateral were registered and sold in the open market. No sale so made in good faith by the Trustee shall be deemed to be not "commercially reasonable" because so made. The Pledgor agrees that in the event the Trustee shall, if an Event of Default shall have occurred and be continuing, sell the Collateral or any portion thereof at any private sale or sales, the Trustee shall have the right to rely upon the advice and opinion of appraisers and other Persons, which appraisers and other Persons are acceptable to the Trustee, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of fraud, such reliance shall be conclusive evidence that the Trustee handled such matter in a commercially reasonable manner under applicable law.

               (b) If the Trustee shall determine to exercise its right to sell any or all of the Collateral following an Event of Default, and if in the opinion of counsel for the Trustee it is necessary, or if in the opinion of the Trustee it is advisable, to have the Collateral or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will, to the fullest extent it has the capability to do so, execute and deliver at the Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, advisable to register the Collateral or that portion thereof to be sold, under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as the Trustee may deem appropriate to facilitate the sale or other disposition of such Collateral from the date of the first public offering of the Collateral or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act. The Pledgor shall use its best efforts to comply with the provisions of the securities or "blue sky" laws of any jurisdiction which the Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of the Securities Act and applicable "blue sky" laws.

               SECTION 7.7  Convertible Securities. If an Event of Default shall
                            ----------------------
have occurred and be continuing, the Trustee may present for conversion any Collateral which is convertible into any other instrument, security or cash. The Trustee shall not have any duty, however, to present for conversion any of the Collateral, unless it shall have received from the Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible and such conversion does not violate any provisions of the Indenture.

               SECTION 7.8  Issuer Liabilities. By taking a security interest in
                            ------------------
the Collateral pursuant to this Agreement, neither the Trustee nor any Holder assumes, accepts or becomes liable with respect to any debts, liabilities or obligations of or owed to the issuer of any Collateral.

          SECTION 8. Application of Proceeds. All cash proceeds received by the
                     -----------------------
Trustee upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as follows:

                    First:  To the payment of all reasonable out-of-pocket
                    -----
     expenses incurred by the Trustee in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements and court costs, if applicable;

                    Second:  To the payment of the Obligations in such order set
                    ------
     forth in the Indenture; and

                    Third:  To the extent of the balance (if any) of such
                    -----
     proceeds, to payment to the Pledgor or other Person legally entitled thereto.

          Non-cash proceeds of any disposition by the Trustee of Collateral available to satisfy the Obligations shall be applied to the Obligations in such order and in such manner consistent with applicable law as the Trustee in its discretion shall decide.

          SECTION 9.  Expenses.  The Pledgor will immediately upon demand pay to
                      --------
the Trustee the amount of any and all reasonable expenses, including the fees and expenses of the Trustee's counsel and the fees and expenses of any experts and agents which the Trustee may incur in connection with (a) the collection of the Obligations, (b) the enforcement and administration of this Agreement, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights of the Trustee or any Secured Party hereunder, (e) the failure by the Pledgor to perform or observe any of the provisions hereof, (f) the preparation and filing or recording of financing statements and other documents (including all taxes in connection therewith) in public offices necessary or desirable, in the Trustee's sole discretion, to maintain a first priority perfected security interest in the Collateral in favor of the Trustee, (g) the payment or discharge of any taxes, insurance premiums required under any Collateral Document or encumbrances with respect to the Collateral, (h) defending or prosecuting any actions or proceedings arising out of or related to the transactions to which this Agreement relates, or (i) otherwise protecting, maintaining or preserving the Collateral and the perfection and priority of the security interests granted or purported to be granted hereunder, or the enforcing, foreclosing, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and the Trustee's security interest therein, whether through judicial proceedings or otherwise. All amounts payable by the Pledgor under this Section 9 shall be due upon demand and shall be part of the Obligations. The Pledgor's obligations under this Section 9 shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations hereunder.

          SECTION 10.  Amendments in Writing; No Waiver, Cumulative Remedies;
                       ------------------------------------------------------
Reinstatement.
-------------

               SECTION 10.1 Amendments. Subject to the provisions of Article 9
                            ----------
of the Indenture, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, except by a written instrument executed by the Pledgor (except as otherwise provided in Section 10.4) and the Trustee; provided, however, that any provision of this Agreement imposing obligations on
--------  -------
the Pledgor may be waived by the Trustee in a written instrument executed solely by the Trustee.

               SECTION 10.2 No Waiver; Remedies Cumulative. To the maximum
                            ------------------------------
extent permitted by law, no failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof or constitute an acquiescence to any default or Event of Default; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right, power or remedy. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion. To the maximum extent permitted by law, the remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

               SECTION 10.3 Reinstatement.  In the event the Trustee shall have
                            -------------
instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, the Pledgor, the Trustee and each Holder shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Trustee and the Secured Parties shall continue as if no such proceeding had been instituted.

               SECTION 10.4 Additional Pledgors. Upon the execution and delivery
                            -------------------
to the Trustee by any Person of an Amendment to Issuer Pledge Agreement (Additional Pledgor) in substantially the form of Annex I hereto (each, an "Amendment to Issuer Pledge Agreement (Additional Pledgor)"), which Amendment to Issuer Pledge Agreement (Additional Pledgor) need not be executed by any other Pledgor, and the acceptance thereof by the Trustee, such Person shall be and become a Pledgor hereunder, and each reference in this Agreement to the "Pledgor" shall include such Person and each reference in the Indenture, the Securities and any other Collateral Document to the "Pledgor" shall include such Person.

          SECTION 11.  Appointment as the Trustee.  The actions of the Trustee
                       --------------------------
hereunder are subject to the provisions of the Indenture. The Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral), in accordance with this Agreement and the Indenture. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture.
Upon the acceptance of any appointment as the Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Trustee.

          SECTION 12.  The Trustee Appointed Attorney-in-Fact; Proxy; the
                       --------------------------------------------------
Trustee May Perform; Duty of the Trustee.
----------------------------------------

               SECTION 12.1 The Trustee Appointed Attorney-in-Fact. The Pledgor
                            --------------------------------------
hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Trustee and any officer or agent of the Trustee the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:

          (a) in the name of the Pledgor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

          (b) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

          (c) execute, in connection with any sale provided for in Section 7 or any other sale of Collateral pursuant to this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (d) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (ii) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect all or any of the Collateral and to enforce any other right in respect of any Collateral; (iv) defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (v) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; (vi) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and do, at the Trustee's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Holders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

          The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable until this Agreement is terminated and the security interests created hereby are released. The Pledgor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue and in accordance with the terms hereof. Anything in this Section to the contrary notwithstanding, the Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default shall have occurred and be continuing.

               SECTION 12.2 Proxy. The Pledgor hereby irrevocably grants to the
                            -----
Trustee the Pledgor's proxy (exercisable if an Event of Default shall have occurred and be continuing) to vote any Collateral. The proxy granted, and each stock power and similar power now or hereafter granted (including any evidenced by a separate writing), are coupled with an interest and shall be irrevocable until this Agreement is terminated and the security interests created hereby are released.

               SECTION 12.3 The Trustee May Perform. If the Pledgor shall fail
                            -----------------------
to do any act or thing that it has covenanted to do hereunder or under the Indenture or if any warranty on the part of the Pledgor contained herein or under the Indenture shall be breached, the Trustee or any Secured Party may (but shall not be obligated to), after providing the Pledgor with at least five Business Days' notice, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Trustee or such Secured Party shall be paid by the Pledgor promptly upon demand therefor, with interest at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment. The Pledgor's obligations under this Section 12.3 shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations under this Agreement.

               SECTION 12.4 Duty of the Trustee.  The Trustee's sole duty with
                            -------------------
respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC, Section 6 hereof or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee, any Holder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Holders hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers. The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords its own property. Except as provided in this Section 12.4, the Trustee shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Trustee or the Holders, and neither the Trustee nor the Holders shall be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify the Pledgor of any decline in the value of any Collateral.

               SECTION 12.5 Execution of Financing Statements. Pursuant to
                            ---------------------------------
Section 9-402(2)(e) of the UCC, the Pledgor authorizes the Trustee (subject to the last sentence of Section 4.2) to file financing statements and continuation statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Trustee determines appropriate to perfect the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

               SECTION 12.6 Authority of the Trustee. The Pledgor acknowledges
                            ------------------------
that the rights and responsibilities of the Pledgor under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall be under no obligation, or entitlement, to make any inquiry respecting such authority. The Trustee may exercise its rights under this Agreement through an agent or other designee.

          SECTION 13.  Notices.  All notices, requests, demands and other
                       -------
communication shall be given in the manner set forth in Section 11.2 of the Indenture and shall be given or delivered to any party at its address specified pursuant to the Indenture or at such other address or, facsimile or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address."

          SECTION 14.  Continuing Security Interest; Assignment.  This Agreement
                       ----------------------------------------
shall create a continuing security interest in the Collateral and shall (a) be binding upon the Pledgor, its successors and assigns, and (b) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee (and, to the extent provided herein, any other trustee under a Deed of Trust) and the other Secured Parties and each of their respective successors, transferees and assigns; and no other Persons (including, without limitation, any other creditors of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any Security or Guarantee held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

          SECTION 15.  Release of Collateral.  Reference is hereby made to
                       ---------------------
Article 10 of the Indenture for provisions which discuss the release of the Collateral from the Liens created by this Agreement.

          SECTION 16.  Termination.  When all Obligations have been paid in
                       -----------
full, this Agreement shall terminate (except as to those provisions which it is provided herein shall survive such termination) and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor. The Trustee shall also execute and deliver to the Pledgor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Pledgor to effect the termination and release of the security interests in the Collateral.

          SECTION 17.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                       -------------
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          SECTION 18.  Severability of Provisions.  Any provision of this
                       --------------------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 19.  Other Security.  To the extent that the Obligations are
                       --------------
now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, then the Trustee shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Trustee's or any Holder's rights and remedies hereunder.

          SECTION 20.  Execution in Counterparts.  This Agreement and any
                       -------------------------
amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          SECTION 21.  Headings.  The Section and subsection headings used in
                       --------
this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

          SECTION 22.  Obligations Absolute.  All obligations of the Pledgor
                       --------------------
hereunder shall be absolute and unconditional irrespective of:

          (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of either Issuer;

          (b) any lack of validity or enforceability of the Indenture, the Guarantees, the Securities, any other Collateral Document, or any other agreement or instrument relating thereto;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Guarantees, the Securities, any other Collateral Document or any other agreement or instrument relating thereto (except to the extent specified in such change, amendment or waiver);

          (d) any taking, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

          (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture, the Guarantees, the Securities, any other Collateral Document, or any other agreement or instrument relating thereto, except as specifically set forth in a waiver granted pursuant to the provisions of the Indenture;

          (f) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other obligations of the Issuers, or either of them, under the Indenture, the Securities or any other Collateral Document or any other assets of either Issuer or any of their respective Subsidiaries;

          (g) any change, restructuring or termination of the corporate structure or existence of either Issuer or any of their respective Subsidiaries;

          (h) any failure of the Trustee or any Secured Party to disclose to either Issuer any information relating to the financial condition, operations, properties or prospects of the other Issuer now or in the future known to the Trustee or any other Secured Party (the Pledgor hereby waiving any duty on the part of the Trustee and any other Secured Party to disclose such information); or

          (i) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, either Issuer, or any guarantor or surety.

          SECTION 23.  Waiver of Marshaling.  The Pledgor for itself and for all
                       --------------------
persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the liens granted under this Agreement, hereby expressly waives and releases all rights to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto and to have any of the Collateral and/or any other property now or hereafter constituting security for any of the obligations secured hereunder marshaled upon the exercise of any remedies under this Agreement or any other agreement granting security for the obligations secured hereunder.

          SECTION 24.  Independence of Covenants.  All covenants hereunder shall
                       -------------------------
be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.

          SECTION 25.  Savings Clause.  It is the intention of the parties to
                       --------------
conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Agreement is a part. All agreements between the Issuers, or either of them, and the Trustee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Issuers for the use, forbearance or detention of the money to be loaned or advanced under the Indenture, the Securities, the Guarantees, this Agreement, any other Collateral Document, or any other agreement or instrument relating thereto, or for the payment or performance of any covenant or obligation contained herein or therein, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Issuers, or either of them, shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Issuers. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by the Trustee or any Holder, shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Agreement until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

          SECTION 26.  Certain Waivers by the Pledgor.  The Pledgor waives (a)
                       ------------------------------
any claim that, as to any part of the Collateral, a public sale, should the Trustee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such

Collateral, (b) except as otherwise provided in this Agreement, to the fullest extent not prohibited by applicable laws, notice or judicial hearing in connection with the Trustee's disposition of any of the Collateral including any and all prior notice and hearing for any pre-judgment remedy or remedies and any such right that the Pledgor would otherwise have under the Constitution or any statute of the United States or of any state, and all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder, (c) all rights of redemption, appraisal or valuation, and (d) all rights and defenses arising out of an election of remedies by any Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Pledgor's rights of subrogation and reimbursement against the principal.

          SECTION 27.  WAIVER OF JURY TRIAL.  THE TRUSTEE AND THE PLEDGOR HEREBY
                       --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

          SECTION 28.  Entire Agreement.  This written agreement represents the
                       ----------------
final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties with respect to the subject matter hereof. There are no unwritten oral agreements among the parties with respect to the subject matter hereof.

          SECTION 29.  Gaming Laws.  The terms and provisions of this Agreement,
                       -----------
including, but not limited to, all rights and remedies of the Trustee and powers of attorney and appointment, are expressly subject to all laws, statutes, regulations and orders affecting limited gaming or the sale of liquor (collectively, the "Gaming Laws"), in the State of Colorado, which may include, but not be limited to, the necessity for the Trustee to obtain the prior approval of the regulatory agencies enforcing the Gaming Laws before taking any action hereunder and to be licensed by such regulatory agencies before exercising certain rights and remedies hereunder.

          IN WITNESS WHEREOF, the Pledgor and the Trustee have caused this Issuer Pledge Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              ISLE OF CAPRI BLACK HAWK L.L.C.

                              By:   /s/ Allan B. Solomon
                                    ---------------------------------
                                    Name:  Allan B. Solomon
                                         ----------------------------
                                    Title: Secretary
                                          ---------------------------

                              By:  /s/ H. Thomas Winn
                                   ----------------------------------
                                    Name:  H. Thomas Winn
                                         ----------------------------
                                    Title: Vice President
                                          ---------------------------

                              IBJ SCHRODER BANK & TRUST
                              COMPANY, as Trustee

                              By:   /s/ William T. Lynch
                                    ---------------------------------
                                    Name: William T. Lynch
                                         ----------------------------
                                    Title: Vice President
                                          ---------------------------

Acknowledged as to Section 25


ISLE OF CAPRI BLACK HAWK CAPITAL CORP.


By:  /s/ Allan B. Solomon
     -------------------------------------
     Name: Allan B. Solomon
           -------------------------------
     Title: Secretary
           -------------------------------

                                   SCHEDULE 1


                            PART I - PLEDGED SHARES
                            -----------------------

                                 Number and Class of    Certificate    Percentage
    Pledgor         Issuer             Shares           Number(s)      Interest
---------------  -------------   --------------------  --------------  -----------
Isle of Capri     Isle of Capri   100 shares of Common        1           100%
Black Hawk        Black Hawk      Stock, No Par Value
L.L.C.            Capital
                  Corp.



                            PART II - PLEDGED DEBT
                            ----------------------


                                     NONE

                                  SCHEDULE 2

                           FILINGS AND REGISTRATIONS

1. UCC-1 Financing Statement describing the Collateral and naming the Pledgor as debtor and the Trustee as secured party to be filed with the Secretary of State of the State of Mississippi.

2. UCC-1 Financing Statement describing the Collateral and naming the Pledgor as debtor and the Trustee as secured party to be filed with the Chancery Court of the County of Harrison, in the State of Mississippi.

3. UCC-1 Financing Statement describing the Collateral and naming the Pledgor as debtor and the Trustee as secured party to be filed with the Secretary of State of the State of Colorado.

4. UCC-1 Financing Statement describing the Collateral and naming the Pledgor as debtor and the Trustee as secured party to be filed with the Secretary of State of the State of New York.

                                  SCHEDULE 3

                            BUSINESS OR TRADE NAMES



Pledgor uses the following business or trade names:

     (a)  Isle of Capri Black Hawk L.L.C.

     (b)  Isle of Capri

     (c)  Island Gold

     (d)  Calypso's

     (e)  Farraday's

     (e)  Isle Style

                                    ANNEX I

                                    FORM OF
                     AMENDMENT TO ISSUER PLEDGE AGREEMENT
                             (ADDITIONAL PLEDGOR)

          This Amendment to Issuer Pledge Agreement (Additional Pledgor) (this "AMENDMENT"), dated as of [________ ___, 19__], relates to the Issuer Pledge
----------
Agreement dated as of August __, 1997, as amended, modified and supplemented to date (as so amended, supplemented or modified, the "AGREEMENT") executed by Isle
                                                    ---------
of Capri Black Hawk L.L.C., the "PLEDGOR") in favor of IBJ Schroder Bank & Trust
                                 -------
Company, as trustee (the "TRUSTEE") for the benefit of the Secured Parties (as
                          -------
defined in the Agreement).

          In compliance with Section 4.17 of the Indenture dated as of August __, 1997 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE") among the Pledgor, Isle of Capri Black Hawk Capital Corp. and the
 ---------
Trustee, [NAME OF SUBSIDIARY] the ("ADDITIONAL PLEDGOR") and the Trustee hereby
                                    ------------------
agree as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement):

          (a) AMENDMENT.  The Agreement is hereby amended to add as a party, and
              ---------
more specifically, as a Pledgor thereunder, the Additional Pledgor.

          (b) REPRESENTATIONS AND WARRANTIES.  The Additional Pledgor represents
              ------------------------------
and warrants to the Trustee and each other Secured Party that each of the representations and warranties of a Pledgor contained in the Agreement is hereby made by the Additional Pledgor and is true and correct as to the Additional Pledgor. All capital stock owned or otherwise held by the Additional Pledgor in each Subsidiary, if any, of the Additional Pledgor is set forth on the supplement to Schedule 1 to the Issuer Pledge Agreement attached hereto.

          (c) GRANT OF SECURITY INTEREST.  The Additional Pledgor hereby grants,
              --------------------------
pledges, assigns and transfers to the Trustee, for the Trustee's individual benefit and the ratable benefit of the Holders, as security for the prompt and complete payment and performance when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of all the Obligations, a continuing first priority security interest in and lien on all of the right, title and interest of the Additional Pledgor, to and under all types and items of property of the Additional Pledgor within the definition of Collateral (as defined in the Agreement), in each case wherever located, whether now owned or at any time hereafter acquired by the Additional Pledgor, whether now existing or hereafter coming into existence, or in which the Additional Pledgor now has or at any time in the future may acquire any right, title or interest.

          (d) SCHEDULE SUPPLEMENTS.  The Additional Pledgor has attached hereto
              --------------------
supplements to Schedules 1 through 3 to the Agreement, and the Additional Pledgor hereby certifies that such supplements have been prepared by the Additional Pledgor in substantially the form of the Schedules to the Agreement and are accurate and complete as of the date first above written.

          (e) ASSUMPTION OF RIGHTS, OBLIGATIONS AND LIABILITIES.  The Additional
              -------------------------------------------------
Pledgor assumes all of the rights, obligations and liabilities of a Pledgor under the Agreement and agrees to be bound thereby as if the Additional Pledgor were an original party to the Agreement. Without limiting the generality of the foregoing, the Additional Pledgor hereby waives notice of the creation, advance, increase, existence, extension, or renewal of, or of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of the Pledgor or any other Guarantors, notice of any default or Event of Default, and all other notices respecting the Obligations (except for any such notices that are required to be given to such Additional Pledgor pursuant to the other provisions of this Agreement or the provisions of the Securities, the Indenture or any other Collateral Document); and agrees that maturity of the Obligations and any part thereof may be accelerated, extended, or renewed one or more times by the Holders, in its or their discretion, without notice to such Additional Pledgor.

          (f) EFFECTIVENESS.  This Amendment shall become effective on the date
              -------------
hereof upon the execution hereof by the Additional Pledgor and the Trustee and delivery hereof to the Trustee.

          (g) GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE
              -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                                   [ADDITIONAL PLEDGOR]


                                   By:  ____________________________
                                        Name:
                                        Title:


                                   Address for Notice:

                                   _________________________________
                                   _________________________________
                                   Attn:____________________________
                                   Telephone:_______________________
                                   Telecopy:________________________

                                   IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee


                                   By:______________________________
                                      Name:
                                      Title: